Wal-Mart Stores, Inc. Announces Cash Tender Offer for
Certain of its Outstanding Debt Securities
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN, ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT. PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES ARE REQUIRED BY THE COMPANY, THE DEALER-MANAGERS AND THE INFORMATION AGENT TO INFORM THEMSELVES ABOUT, AND TO OBSERVE, ANY SUCH RESTRICTIONS.
BENTONVILLE, Ark., October 6, 2017 -- Wal-Mart Stores, Inc. (NYSE: WMT) (“Walmart,” the “Company,” “we” or “us”) announced today that it has commenced a cash tender offer for up to $8,500,000,000 aggregate purchase price, including principal, premium and the Early Participation Amount (as defined below), but excluding Accrued Interest (as defined below) (the “Maximum Amount”), of the debt securities listed in Table I below (collectively, the “Securities”) (such offer to purchase, the “Tender Offer”), plus accrued and unpaid interest on the applicable series of Securities from, and including, the most recent interest payment date for such series of Securities prior to the applicable Payment Date (as defined below) to, but not including, the applicable Payment Date (“Accrued Interest”). The Maximum Amount will not be subject to amendment by Walmart.
The Tender Offer is made upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 6, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”).
Capitalized terms used in this announcement but not defined have the meanings given to them in the Offer to Purchase.

Table I: Securities Subject to the Tender Offer
Title of Security	Security Identifiers	Applicable Maturity Date / Par Call Date	Principal Amount Outstanding (millions)	Acceptance Priority Level	Early Participation Amount(1)	Reference Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Hypothetical Total Consideration(2)
6.500% Notes due 2037	CUSIP: 931142 CK7 ISIN: US931142CK74	August 15, 2037	$1,762	1	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	65	$1,412.23
6.200% Notes due 2038	CUSIP: 931142 CM3 ISIN: US931142CM31	April 15, 2038	$1,822	2	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	63	$1,382.04
5.625% Notes due 2040	CUSIP: 931142 CS0 ISIN: US931142CS01	April 1, 2040	$1,250	3	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	70	$1,304.91
5.625% Notes due 2041	CUSIP: 931142 DB6 ISIN: US931142DB66	April 15, 2041	$2,000	4	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	70	$1,313.95
5.25% Notes due 2035	CUSIP: 931142 CB7 ISIN: US931142CB75	September 1, 2035	$2,500	5	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	50	$1,241.89
5.000% Notes due 2040	CUSIP: 931142 CY7 ISIN: US931142CY78	October 25, 2040	$1,250	6	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	70	$1,212.96
4.875% Notes due 2040	CUSIP: 931142 CV3 ISIN: US931142CV30	July 8, 2040	$750	7	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	70	$1,191.90
4.750% Notes due 2043(3)	CUSIP: 931142 DK6 ISIN: US931142DK65	October 2, 2043/ April 2, 2043	$750	8	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	72	$1,181.82
4.30% Notes due 2044(3)	CUSIP: 931142 DQ3 ISIN: US931142DQ36	April 22, 2044/ October 22, 2043	$1,000	9	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	66	$1,119.88
4.00% Notes due 2043(3)	CUSIP: 931142 DG5 ISIN: US931142DG53	April 11, 2043/ October 11, 2042	$1,000	10	$30	3.00% U.S. Treasury due 5/15/2047	FIT1	65	$1,069.44
5.875% Notes due 2027	CUSIP: 931142 CH4 ISIN: US931142CH46	April 5, 2027	$750	11	$30	2.25% U.S. Treasury due 8/15/2027	FIT1	40	$1,253.88
4.125% Notes due 2019	CUSIP: 931142 CP6 ISIN: US931142CP61	February 1, 2019	$500	12	$30	1.375% U.S. Treasury due 9/30/2019	FIT1	-5	$1,033.25
3.625% Notes due 2020	CUSIP: 931142 CU5 ISIN: US931142CU56	July 8, 2020	$1,500	13	$30	1.375% U.S. Treasury due 9/15/2020	FIT1	0	$1,051.60

(1)	Per $1,000 principal amount of Securities.

(2)
The Total Consideration payable for each series of Securities includes the Early Participation Amount and will be a price per $1,000 principal amount of such series of Securities validly tendered in the Tender Offer at or prior to the Early Participation Date for the Tender Offer and accepted for purchase by us and is calculated using the applicable Fixed Spread. Holders whose Securities are accepted will also receive Accrued Interest on such Securities.. The Hypothetical Total Consideration shown in this table assumes settlement on the expected Early Payment Date and the Reference Yield measured at 10:00 a.m., New York City time, on October 6, 2017, as determined by the Pricing Joint Lead Dealer-Managers (as defined below) (see Schedule B to the Offer to Purchase).

(3)
For such series of Securities, the calculation of the applicable Total Consideration will be performed taking into account the par call date. See Schedule A to the Offer to Purchase for an overview of the calculation of the Total Consideration (including the par call detail).

Rationale for the Tender Offer
We are making the Tender Offer to purchase certain outstanding debt securities issued by Walmart to reduce our interest expense. Securities that are accepted in the Tender Offer will be purchased, retired and canceled by Walmart and will no longer remain outstanding obligations of Walmart.
“As we did with the transaction we completed in July, this Tender Offer allows us to take advantage of the favorable interest rate environment and reduce our interest expense prospectively. We expect to record a charge for this discrete item upon completion of this Tender Offer just as we did for the July transaction,” said Brett Biggs, Executive Vice President and Chief Financial Officer.
Details of the Tender Offer
The Tender Offer will expire at 11:59 p.m., New York City time, on November 3, 2017, unless such deadline is extended or, subject to applicable law, the Tender Offer is earlier terminated by the Company (such date and time, as the same may be extended, the “Expiration Date”). Securities tendered at or prior to the applicable Early Participation Date (as defined below) may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on October 20, 2017, unless that deadline for withdrawal is extended by the Company in its sole and absolute discretion (such date and time, as the same may be extended, the “Withdrawal Date”), but not thereafter unless otherwise required by applicable law.
The Company will accept for payment, and thereby purchase, all Securities validly tendered (and not subsequently validly withdrawn) pursuant to the Tender Offer at or prior to the Expiration Date, subject to the Maximum Amount and based on the acceptance priority levels set forth in Table I above (the “Acceptance Priority Levels”), and subject to proration (if applicable), provided that Securities tendered at or prior to the Early Participation Date will be accepted for purchase in priority to Securities tendered after the Early Participation Date, but at or prior to the Expiration Date, regardless of the priority of the series of such later tendered Securities.
Holders of Securities that are validly tendered at or prior to 5:00 p.m., New York City time, on October 20, 2017, unless extended by the Company in its sole and absolute discretion (such date and time, as the same may be extended, the “Early Participation Date”), and not subsequently validly withdrawn, and accepted for purchase by the Company will receive the applicable Total Consideration (as defined below) for their Securities, together with any Accrued Interest. The Total Consideration payable for each series of Securities includes the early participation amount applicable to such series of Securities, as set forth in Table I above (the “Early Participation Amount”). Holders validly tendering their Securities after the Early Participation Date, but at or prior to the Expiration Date, will only be eligible to receive the applicable “Tender Offer Consideration,” which is an amount equal to the applicable Total Consideration less the Early Participation Amount. Holders will also be paid any Accrued Interest in respect of their Securities purchased in the Tender Offer.
The Tender Offer is subject to certain conditions, including the condition that Walmart have on the Early Payment Date funds, from one or more sources reasonably satisfactory to Walmart, in an amount equal to the Maximum Amount plus the Accrued Interest payable in the Tender Offer. Subject to the Company’s right to terminate the Tender Offer, as described below, and subject to the Maximum Amount and based on the Acceptance Priority Levels and proration, the Company will purchase in the Tender Offer (i) the Securities that have been validly tendered (and not subsequently validly withdrawn) in the Tender Offer at or prior to the Early Participation Date, subject to all conditions to the Tender Offer having been satisfied or waived by the Company, promptly following such Early Participation Date (the date of such purchase, which is expected to be October 24, 2017, the second business day following the Early Participation Date, the “Early Payment Date”), and (ii) to the extent that Securities are purchased in the Tender Offer on the Early Payment Date for an aggregate purchase price that is less than the Maximum Amount, the Securities that have been validly tendered after the Early Participation Date, but at or prior to the Expiration Date, subject to all conditions to the Tender Offer having been satisfied or waived by the Company, promptly following the Expiration Date (the date of such purchase, which is expected to be November 6, 2017, the first business day following the Expiration Date, the “Final Payment Date,” and together with the Early Payment Date, each a “Payment Date”). If, on the applicable Early Payment Date, Securities are purchased in the Tender Offer for an aggregate purchase price that is equal to the Maximum Amount for the Tender Offer, no additional Securities will be purchased in the Tender Offer, and there will be no Final Payment Date.
The “Total Consideration” payable for each series of Securities will be a price per $1,000 principal amount of such series of Securities validly tendered at or prior to the Early Participation Date, and accepted for purchase by the Company (subject to the Maximum Amount, the Acceptance Priority Levels and to proration, if any) equal to an amount, calculated in accordance with Schedule A to the Offer to Purchase that would reflect, as of the Early Payment Date, a yield to the applicable maturity date or par call date (as applicable) of such series of Securities equal to the sum of (i) the Reference Yield (as defined below) of the applicable Reference Security (as defined below) for such series of Securities, determined at 10:00 a.m. (New York City time) on October 23, 2017 (as such date may be extended by us, the “Reference Yield Determination Date”), by the Pricing Joint Lead Dealer-Managers, plus (ii) the fixed spread applicable to such series of Securities, as set forth in Table I above (the “Fixed Spread”), in each case, excluding Accrued Interest. The applicable Total Consideration includes the Early Participation Amount. The “Reference Yield” means, with respect to each series of Securities, the yield of the applicable reference security listed in Table I above (the “Reference Security”) based on the bid side price of the applicable Reference Security for such series as displayed on the applicable reference page set forth in Table I above as of the Reference Yield Determination Date.
For further details about the procedures about tendering the Securities, please refer to the Offer Documents, including the procedures set out under the heading “The Tender Offer-Procedures for Tendering Securities” in the Offer to Purchase.

Indicative Timetable for Each Tender Offer

Event	Calendar Date and Time
Commencement	October 6, 2017
Early Participation Date	5:00 p.m., New York City time, on October 20, 2017, unless extended by the Company in its sole and absolute discretion.
Withdrawal Date	5:00 p.m., New York City time, on October 20, 2017, unless extended by the Company in its sole and absolute discretion.
Announcement of Results of Early Participation	As soon as reasonably practicable after the Early Participation Date.
Reference Yield Determination Date	10:00 a.m., New York City time, on October 23, 2017, unless extended by the Company in its sole and absolute discretion.
Early Payment Date	Promptly following the Early Participation Date (expected to be on or about October 24, 2017), subject to the satisfaction or waiver of the conditions to the Tender Offer.
Expiration Date
11:59 p.m., New York City time, on November 3, 2017, unless, extended by the Company or, subject to applicable law, the Tender Offer is earlier terminated by the Company, in each case, in its sole and absolute discretion.

Final Payment Date
Promptly following the Expiration Date (expected to be on or about November 6, 2017), subject to the satisfaction or waiver of the conditions to the Tender Offer and assuming additional Securities may be purchased in the Tender Offer on such date without the Maximum Amount being exceeded.

The Company reserves the right, in its sole discretion, not to accept any tendered Securities, not to purchase any Securities and to extend, re-open, withdraw or terminate the Tender Offer and to amend or waive any of the terms and conditions of the Tender Offer in any manner, subject to applicable law. The Tender Offer is not conditioned on any minimum amount of Securities being tendered in the Tender Offer.
Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Securities when such intermediary would require to receive instructions from a holder in order for that the holder to be able to participate in the Tender Offer before the deadlines specified above. The deadlines set by any such intermediary and The Depository Trust Company (“DTC”) for the tender of Securities will be earlier than the relevant deadlines specified above.
Copies of all announcements, press releases and notices can also be obtained from the Information Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to DTC and holders are urged to contact the Information Agent for the relevant announcements relating to the Tender Offer.
Holders are advised to read carefully the Offer Documents for full details of and information on the procedures for participating in the Tender Offer.
Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Credit Suisse and Goldman Sachs, the “Pricing Joint Lead Dealer-Managers”), BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint lead dealer-managers (such banks together with the Pricing Joint Lead Dealer-Managers, the “Joint Lead Dealer-Managers”), Barclays Capital Inc. HSBC Securities (USA) Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Santander Investment Securities Inc., Standard Chartered Bank and U.S. Bancorp Investments, Inc. are acting as senior co-dealer-managers (the “Senior Co-Dealer-Managers”) and CastleOak Securities, L.P. and Samuel A. Ramirez & Company, Inc. are acting as co-dealer managers (collectively, with the Joint Lead Dealer-Managers and the Senior Co-Dealer-Managers, the “Dealer-Managers”) in connection with the Tender Offer. Global Bondholder Services Corporation is acting as information agent (the “Information Agent”) and depositary (the “Depositary”) in connection with the Tender Offer.
Questions regarding the terms of the Tender Offer and requests for assistance in connection with the Tender Offer may be directed to Credit Suisse, Goldman Sachs, Wells Fargo Securities or the Information Agent at their addresses and telephone numbers set forth below:

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010 Toll-Free: (800) 820-1653 Collect: (212) 325-2476 Attn: Liability Management Group	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Toll-Free: (800) 828-3182 Collect: (212) 902-6595 Attn: Liability Management Group	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Toll-Free: (866) 309-6316 Collect: (704) 410-4760 Attn: Liability Management Group

Questions concerning tender procedures and requests for assistance or copies of the Offer to Purchase and the Letter of Transmittal should be directed to the Information Agent.

Global Bondholder Services Corporation
65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions
Email: contact@gbsc-usa.com
http://www.gbsc-usa.com/Wal-Mart/
Banks and Brokers call: (212) 430-3774
U.S. Toll Free: (866) 924-2200
International call: 001-212-430-3774
DISCLAIMER    This announcement must be read in conjunction with the Offer Documents. This announcement and the Offer Documents contain important information which should be read carefully before any decision is made with respect to the Tender Offer. If you are in any doubt as to the contents of this announcement or the Offer Documents or the action you should take, you are recommended to seek your own financial and legal advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Securities are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Dealer-Managers, the Information Agent, the Depositary and the Company makes any recommendation as to whether holders should tender their Securities for purchase pursuant to the Tender Offer.
None of the Dealer-Managers, the Depositary, the Information Agent and any of their respective directors, officers, employees, agents and affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Company, the Securities or the Tender Offer contained in this announcement or in the Offer Documents. None of the Dealer-Managers, the Depositary, the Information Agent and any of their respective directors, officers, employees, agents and affiliates is acting for any holder, or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offer, and, accordingly, none of the Dealer-Managers, the Depositary, the Information Agent and any of their respective directors, officers, employees, agents and affiliates assumes any responsibility for any failure by the Company to disclose information with regard to the Company or Securities which is material in the context of the Tender Offer and which is not otherwise publicly available.
General
Neither this announcement, the Offer Documents nor the electronic transmission thereof constitutes an offer to buy or the solicitation of an offer to sell Securities (and tenders of Securities for purchase pursuant to the Tender Offer will not be accepted from holders) in any circumstances in which such offer or solicitation is unlawful. The Company is not aware of any jurisdiction where the making of the Tender Offer is not in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Tender Offer would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Tender Offer. If, after such good faith effort, the Company cannot comply with any such applicable laws, the Tender Offer will not be made to the holders of Securities residing in each such jurisdiction.
In any jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer in any such jurisdiction, the Tender Offer shall be deemed to be made on behalf of the Company by such Dealer-Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
By tendering your Securities, or instructing your custodian to tender your Securities, pursuant to the Tender Offer, you are representing and warranting that you are not a person to whom it is unlawful to make an invitation to tender pursuant to the Tender Offer under applicable law, and you have observed (and will observe) all laws of relevant jurisdictions in connection with your tender. Each holder participating in the Tender Offer will be deemed to give certain representations as set out in the Offer to Purchase under the heading “The Tender Offer-Procedures for Tendering Securities.” If you are unable to make these representations, your tender of Securities for purchase may be rejected. Each of the Company, the Dealer-Managers, the Depositary and the Information Agent reserves the right, in its sole and absolute discretion, to investigate, in relation to any tender of Securities for purchase pursuant to the Tender Offer, whether any such representation given by a holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender or submission may be rejected.
About Walmart
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, over 260 million customers and members visit our more than 11,600 stores under 59 banners in 28 countries and e-commerce websites in 11 countries. With fiscal year 2017 revenue of $485.9 billion, Walmart employs approximately 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity.
Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “estimate,” “deliver” and “target” and similar expressions are intended to identify the Company's forward-looking statements, including, but not limited to, statements about the expected timing, size or other terms of the Tender Offer and the Company's ability to complete the Tender Offer. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control, which could cause the Company's actual results to differ materially from those indicated in the Company's forward-looking statements. Please see the Cautionary Statement Regarding Forward-Looking Statements in the Offer to Purchase, as well as the Company's risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2017. Wal-Mart Stores, Inc. disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.